EXHIBIT 99.1

ParkOhio Announces Record 2018 Sales and EPS and Provides 2019 EPS Guidance
Full Year:

•	Record Sales of $1.7 billion in 2018, up 17% year-over-year

•	Record GAAP EPS of $4.28 in 2018, up 86% compared to $2.30 in 2017

•	Record Adjusted EPS of $4.28 in 2018, up 33% compared to $3.23 in 2017

Fourth Quarter:

•	Q4 2018 Sales were $406 million, up 11% year-over-year

•	GAAP EPS of $1.19 in Q4 2018, compared to $0.46 in 2017

•	Record Adjusted EPS of $1.20 in Q4 2018, up 40% compared to $0.86 in 2017

2019 Guidance:

•	2019 GAAP EPS guidance of $4.20 to $4.50

•	2019 Adjusted EPS guidance of $4.30 to $4.60

CLEVELAND, OHIO, March 4, 2019 — ParkOhio (NASDAQ: PKOH) today announced results for its fourth quarter and full year ended December 31, 2018.
FOURTH QUARTER 2018 RESULTS

In the fourth quarter of 2018, net sales were $405.9 million, an increase of 11% from net sales of $366.0 million in 2017, driven by organic growth of 3% and acquisition-related growth of 8%. Net income attributable to ParkOhio common shareholders in the fourth quarter of 2018 was $14.8 million, or $1.19 per diluted share, compared to net income attributable to ParkOhio common shareholders in the fourth quarter of 2017 of $5.8 million, or $0.46 per diluted share. On an adjusted basis, net income attributable to ParkOhio common shareholders was $1.20 per diluted share in the fourth quarter of 2018, up 40% compared to $0.86 per diluted share in the 2017 period. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Matthew V. Crawford, Chairman and Chief Executive Officer, stated, “While we are proud of our record-setting results in 2018, we are even more excited to begin to see the strategic investments we have made in people, technology and manufacturing capacity over the past two years begin to contribute to our success. We expect 2019 to be a year of moderate sales growth as we emphasize improving our operating margins and increasing our cash flows.”

In the fourth quarter of 2018, GAAP EPS and Adjusted EPS were favorably impacted by an effective income tax rate of 12.6%. This rate includes adjustments made in the fourth quarter to reflect the 2018 impact of the Tax Cuts and Jobs Act (“TCJA”),

-more-

including regulations issued during the fourth quarter of 2018. For the full year 2018, the effective tax rate was 23.2%.  While the U.S. Treasury Department and the Internal Revenue Service are still finalizing regulations related to various aspects of the TCJA, the Company is forecasting a 2019 effective income tax rate of 26-28%.

Operating cash flows were $33.0 million in the fourth quarter of 2018. During the quarter, the Company repaid debt of $16.3 million, and as of December 31, 2018, had cash on-hand of $55.7 million. EBITDA, as defined was $36.2 million in the fourth quarter of 2018, up 7% compared to $33.7 million in the fourth quarter of 2017. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

FULL YEAR 2018 RESULTS

For the full year 2018, net sales were $1.7 billion, an increase of 17% from net sales of $1.4 billion in 2017, driven by organic growth of 8% and acquisition-related growth of 9%. Net income attributable to ParkOhio common shareholders in 2018 was $53.6 million, or $4.28 per diluted share, compared to net income attributable to ParkOhio common shareholders in 2017 of $28.6 million, or $2.30 per diluted share. On an adjusted basis, net income attributable to ParkOhio common shareholders was $4.28 per diluted share in 2018, up 33% compared to $3.23 per diluted share in 2017. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

EBITDA, as defined was $150.2 million in 2018, up 15% compared to $130.6 million in 2017. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

2019 EARNINGS GUIDANCE

We currently forecast full year 2019 GAAP EPS guidance of $4.20 to $4.50 and 2019 Adjusted EPS guidance of $4.30 to $4.60, which reflects an add-back of $0.10 per share for non-recurring plant closure and consolidation costs.

A conference call reviewing ParkOhio’s fourth quarter and full year 2018 results will be broadcast live over the Internet on Tuesday, March 5, commencing at 10:00 am Eastern Time. Please log on to http://www.pkoh.com.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended  December 31, 2017. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARKOHIO
(440) 947-2000

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017(2)	2018	2017(2)
	(In millions, except per share data)
Net sales	$405.9	$366.0	$1,658.1	$1,412.9
Cost of sales(1)	338.5	304.7	1,386.6	1,180.1
Gross profit	67.4	61.3	271.5	232.8
Selling, general and administrative expenses(1)	44.2	39.8	176.1	152.3
Gain on sale of assets	—	—	(1.9)	—
Litigation settlement gain	—	—	—	(3.3)
Operating income	23.2	21.5	97.3	83.8
Other components of pension income and other postretirement benefits expense, net(1)	2.4	1.7	8.8	6.4
Interest expense, net	(8.2)	(8.4)	(34.3)	(31.5)
Loss on extinguishment of debt	—	—	—	(11.0)
Income before income taxes	17.4	14.8	71.8	47.7
Income tax expense	(2.1)	(8.8)	(16.6)	(18.2)
Net income	15.3	6.0	55.2	29.5
Net income attributable to noncontrolling interest	(0.5)	(0.2)	(1.6)	(0.9)
Net income attributable to ParkOhio common shareholders	$14.8	$5.8	$53.6	$28.6

Earnings per common share attributable to ParkOhio common shareholders
Basic	$1.21	$0.48	$4.37	$2.34
Diluted	$1.19	$0.46	$4.28	$2.30
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.2	12.3	12.2
Diluted	12.4	12.5	12.5	12.5

Cash dividend per common share	0.125	0.125	0.50	0.50

Other financial data:
EBITDA, as defined	$36.2	$33.7	$150.2	$130.6

(1) - The Company adopted ASU 2017-07 in the first quarter of 2018, resulting in a change to the presentation of components of pension income and other postretirement benefits expense, net. The following amounts are reflected in the condensed consolidated statements of income:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Amounts recorded in Cost of sales	$(0.6)	$(0.3)	$(2.8)	$(1.8)
Amounts recorded in SG&A expenses	(0.2)	(0.2)	(0.9)	(0.6)
Amounts recorded in Other components of pension income and other postretirement benefits expense, net	2.4	1.7	8.8	6.4
Total pension income and other postretirement benefit expense, net	$1.6	$1.2	$5.1	$4.0

(2) - 2017 pension and other postretirement benefits amounts have been reclassified to conform to the 2018 presentation.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended December 31,				Year Ended December 31,
	2018		2017		2018		2017
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$15.3	$1.23	$6.0	$0.48	$55.2	$4.41	$29.5	$2.37
Net income attributable to noncontrolling interest	(0.5)	(0.04)	(0.2)	(0.02)	(1.6)	(0.13)	(0.9)	(0.07)
Net income attributable to ParkOhio common shareholders	14.8	1.19	5.8	0.46	53.6	4.28	28.6	2.30
Adjustments:
Acquisition-related costs	0.3	0.02	0.7	0.06	1.3	0.12	1.3	0.12
Gain on sale of assets	—	—	—	—	(1.9)	(0.15)	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	11.0	0.89
Litigation settlement gain	—	—	—	—	—	—	(3.3)	(0.27)
Plant relocation and other	—	—	0.1	0.01	—	—	0.8	0.06
Tax effect of adjustments	(0.1)	(0.01)	(0.1)	(0.01)	0.2	0.01	(2.4)	(0.21)
Net impact of U.S. Tax Act	—	—	4.2	0.34	0.3	0.02	4.2	0.34
Adjusted earnings	$15.0	$1.20	$10.7	$0.86	$53.5	$4.28	$40.2	$3.23

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain non-cash charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's compliance with its Debt Service Ratio covenant in its revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions)
Net income attributable to ParkOhio common shareholders	$14.8	$5.8	$53.6	$28.6
Add back:
Interest expense, net	8.2	8.4	34.3	31.5
Loss on extinguishment of debt	—	—	—	11.0
Income tax expense	2.2	8.8	16.6	18.2
Depreciation and amortization	9.0	8.0	36.3	31.5
Stock-based compensation	1.8	2.2	8.3	8.6
Acquisition-related expenses and other	0.2	0.5	1.1	1.2
EBITDA, as defined	$36.2	$33.7	$150.2	$130.6

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

		December 31,
		2018	2017
		(In millions)
ASSETS
Current assets:
Cash and cash equivalents		$55.7	$82.8
Accounts receivable, net		264.4	242.6
Inventories, net		317.8	282.8
Unbilled contract revenue		66.3	44.5
Other current assets		16.4	16.9
Total current assets		720.6	669.6
Property, plant and equipment, net		219.4	177.0
Goodwill		103.4	100.2
Intangible assets, net		95.3	99.5
Pension assets		57.0	74.3
Other long-term assets		12.8	11.9
Total assets		$1,208.5	$1,132.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable		$177.8	$173.7
Current portion of long-term debt and short-term debt		17.9	17.7
Accrued employee compensation		27.5	23.0
Deferred revenue	39,500,000	39.5	23.0
Other accrued expenses		36.2	38.7
Total current liabilities		298.9	276.1
Long-term liabilities, less current portion:
Long-term debt		547.5	515.5
Deferred income taxes		23.4	22.3
Other long-term liabilities		26.1	30.6
Total long-term liabilities		597.0	568.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity		299.0	276.0
Noncontrolling interests		13.6	12.0
Total equity		312.6	288.0
Total liabilities and shareholders' equity		$1,208.5	$1,132.5

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
	2018	2017
	(In millions)
OPERATING ACTIVITIES
Net income	$55.2	$29.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.3	31.5
Stock-based compensation	8.3	8.6
Net impact of U.S. Tax Act	0.3	4.2
Gain on sale of assets	(1.9)	—
Loss on extinguishment of debt	—	11.0
Litigation settlement gain	—	(3.3)
Deferred income taxes	0.6	5.6
Changes in operating assets and liabilities:
Accounts receivable	(11.9)	(25.1)
Inventories	(29.4)	(19.0)
Prepaid and other current assets	(9.7)	(4.4)
Accounts payable and accrued expenses	15.5	23.8
Litigation settlement payment	—	(4.0)
Other noncurrent liabilities	(2.0)	(4.3)
Other	(6.5)	(7.4)
Net cash provided by operating activities	54.8	46.7
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(45.1)	(27.9)
Proceeds from sale of assets	2.8	—
Business acquisitions, net of cash acquired	(46.9)	(39.7)
Net cash used by investing activities	(89.2)	(67.6)
FINANCING ACTIVITIES
Proceeds from (payments on) revolving credit facility, net	40.3	(8.1)
Payments on term loans and other debt	(15.5)	(31.3)
Proceeds from other long-term debt	4.0	—
(Payments on) proceeds from capital lease facilities, net	(0.9)	1.5
Issuance of 6.625% senior notes due 2027	—	350.0
Deferred financing costs	—	(7.6)
Repurchase of 8.125% senior notes due 2021	—	(250.0)
Premium on early extinguishment of debt	—	(8.0)
Dividends	(6.4)	(6.9)
Purchase of treasury shares	(9.0)	(4.2)
Payments of withholding taxes on share awards	(3.1)	(2.4)
Other	—	0.7
Net cash provided by financing activities	9.4	33.7
Effect of exchange rate changes on cash	(2.1)	5.7
(Decrease) increase in cash and cash equivalents	(27.1)	18.5
Cash and cash equivalents at beginning of year	82.8	64.3
Cash and cash equivalents at end of year	$55.7	$82.8
Income taxes paid	$21.0	$11.3
Interest paid	$33.0	$29.9

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions)
NET SALES:
Supply Technologies	$154.6	$146.0	$636.8	$561.8
Assembly Components	133.6	131.3	578.3	524.5
Engineered Products	117.7	88.7	443.0	326.6
	$405.9	$366.0	$1,658.1	$1,412.9

INCOME BEFORE INCOME TAXES:
Supply Technologies	$11.7	$10.5	$49.0	$43.3
Assembly Components	9.3	12.6	42.9	47.8
Engineered Products	11.0	7.1	38.4	19.5
Total segment operating income	32.0	30.2	130.3	110.6
Corporate costs	(8.8)	(8.7)	(34.9)	(30.1)
Gain on sale of assets	—	—	1.9	—
Litigation judgment gain	—	—	—	3.3
Operating income	23.2	21.5	97.3	83.8
Other components of pension income and other postretirement benefits expense, net	2.4	1.7	8.8	6.4
Interest expense, net	(8.2)	(8.4)	(34.3)	(31.5)
Loss on extinguishment of debt	—	—	—	(11.0)
Income before income taxes	$17.4	$14.8	$71.8	$47.7

PARKOHIO AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings per share is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings per share is earnings per share calculated in accordance with GAAP, adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings per share to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting earnings per share. Adjusted earnings per share is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings per share calculated in accordance with GAAP. Adjusted earnings per share herein may not be comparable to similarly titled measures of other companies. The following table reconciles earnings per share to adjusted earnings per share:

	Year Ending December 31,
	2019 Forecast
	Low	High
EPS (GAAP)	$4.20	$4.50
Plant closure and consolidation costs	0.10	0.10
Adjusted EPS (non-GAAP)	$4.30	$4.60